CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-160264) of Xerox Corporation of our report dated June 25, 2015 relating to the financial statements of the Xerox Corporation Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Stamford, CT

June 25, 2015